Exhibit 99.1

VALLEY NATIONAL BANCORP

ANNOUNCES PROPOSED

COMMON STOCK OFFERING

FOR IMMEDIATE RELEASE	Contact:	Travis Lan
Executive Vice President and
Deputy Chief Financial Officer
973-686-5007

NEW YORK, NY — November 7, 2024 — Valley National Bancorp (“Valley”) (NASDAQ: VLY), the holding company for Valley National Bank, today announced a proposed public offering of shares of its common stock, no par value (the “Common Stock”).

In addition, Valley expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares of its Common Stock sold in this offering at the public offering price, less underwriting discounts and commissions.

Valley expects to use the net proceeds from this offering for general corporate purposes and investments in Valley National Bank as regulatory capital.

J.P. Morgan is acting as sole book-running manager for the offering. Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Valley.

The Common Stock will be issued pursuant to an effective shelf registration statement (File No. 333-278527) (including base prospectus) and a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the Common Stock offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from: Valley National Bancorp, 70 Speedwell Avenue, Morristown, New Jersey 07960, Attention: Tina Zarkadas, (973) 305-3380, or by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Common Stock is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Valley

As the principal subsidiary of Valley National Bancorp, Valley National Bank is a regional bank with over $62 billion in assets. Valley is committed to giving people and businesses the power to succeed. Valley operates many convenient branch locations and commercial banking offices across New Jersey, New York, Florida, Alabama, California and Illinois, and is committed to providing the most convenient service, the latest innovations and an experienced and knowledgeable team dedicated to meeting customer needs. Helping communities grow and prosper is the heart of Valley’s corporate citizenship philosophy.

Forward Looking Statements

This news release and other statements made by Valley in connection with it may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include statements regarding the proposed offering, expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “intend,” “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “would,” “could,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. A detailed discussion of factors that could affect our results is included in Valley’s SEC filings, including Item 1A. “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2023. Valley undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although Valley believes that the expectations reflected in the forward-looking statements are reasonable, Valley cannot guarantee future results, levels of activity, performance or achievements.